           As filed with the Securities and Exchange Commission on July 14, 2000
                                                 Registration No. 333-__________

================================================================================


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                           -------------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                           -------------------------
                            AIRTRAN HOLDINGS, INC.
            (Exact name of Registrant as specified in its charter)

                Nevada                                       58-2189551
     (State or other jurisdiction                         (I.R.S. Employer
   of incorporation or organization)                     Identification No.)

        9955 AirTran Boulevard, Orlando, Florida 32827, (407) 251-5600 (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               Steven A. Rossum
                         Vice President and Treasurer
                            AIRTRAN HOLDINGS, INC.
                9955 AirTran Boulevard, Orlando, Florida 32827
                                (407) 251-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:
                            Howard E. Turner, Esq.
                        Smith, Gambrell & Russell, LLP
                    1230 Peachtree Street, N.E., Suite 3100
                            Atlanta, Georgia 30309
                                (404) 815-3500


     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ______________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ______________________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]



                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                             Amount to be       Proposed Maximum           Proposed maximum          Amount of
  Title of each class of securities to be    Registered(2)   Offering Price per Unit   aggregate offering price  Registration Fee(2)
                registered(1)                                        (2)(3)                    (2)(3)
------------------------------------------------------------------------------------------------------------------------------------
 Debt Securities                                   -                 100%(4)                      -                      -
------------------------------------------------------------------------------------------------------------------------------------
 Preferred Stock, par value $0.01 per share        -                    -                   $300,000,000              $79,200
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $0.001 per share          -                    -                         -                      -
====================================================================================================================================

(1) Securities registered hereunder (the "Securities") may be sold separately, together or as units with other Securities registered hereunder. The Securities registered hereunder include such indeterminate number of shares of Common Stock or Preferred Stock which may be issued upon conversion of convertible Debt Securities or convertible Preferred Stock.
(2) Pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities registered, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or the proposed maximum aggregate offering price.
(3) Estimated in accordance with Rule 457(o) under the Securities Act, solely for the purpose of determining the registration fee.
(4) Or, in the event of the issuance of original issue discount securities, such higher principal amount as may be sold for an initial public offering price of up to $300,000,000.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer or sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

SUBJECT TO COMPLETION DATED JULY 14, 2000

PROSPECTUS

                         AIRTRAN HOLDINGS, INC. [LOGO]
                                 $300,000,000
               COMMON STOCK, PREFERRED STOCK AND DEBT SECURITIES

                              ------------------

Through this prospectus, we may periodically offer:

     .    shares of our common stock;
     .    shares of our preferred stock; or
     .    our debt securities.

     The offering price of all securities issued under this prospectus may not exceed $300,000,000. We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities. You should read this prospectus and any prospectus supplement carefully before you invest in any of these securities.

     Our common stock trades on the American Stock Exchange under the symbol "AAI." We will list any shares of our common stock sold under this prospectus on the American Stock Exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement will disclose the exchange or market on which such securities will be listed or quoted.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              ------------------

             The date of this prospectus is ______________, 2000.

     You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement accompanying this prospectus and that we have referred you to. We have not authorized anyone to provide you with information that is different. You should not assume that the information in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                              ------------------

     Unless we specify otherwise, references in this prospectus to "AirTran," "we," "us" and "our" are to AirTran Holdings, Inc. and our subsidiaries.

                              ------------------


                               TABLE OF CONTENTS

                                                                                                               Page
     AirTran..................................................................................................   1
     Use of Proceeds..........................................................................................   2
     Ratio of Earnings to Fixed Charges.......................................................................   2
     Description of Capital Stock.............................................................................   3
     Description of Debt Securities...........................................................................   7
     Plan of Distribution.....................................................................................  15
     Legal Matters............................................................................................  16
     Experts..................................................................................................  16
     Where You Can Find More Information......................................................................  16
     Forward-Looking Statements...............................................................................  17

                              ------------------

                                    AIRTRAN

General

     We operate a low fare scheduled airline serving short-haul markets primarily in the eastern United States. We are the second-largest "affordable fare" airline in the United States behind Southwest Airlines (in terms of originating travel). Our operations are focused on our hub in Atlanta, Georgia, the nation's busiest airport and the fourth largest travel market (in terms of passengers) in the United States. As of June 30, 2000, we operated 11 Boeing 717-200 (B717) aircraft, 35 McDonnell Douglas DC-9 aircraft (DC-9) and four Boeing 737-200 (B737) aircraft. We currently offer more than 292 flights per day, including more than 130 daily departures from Atlanta to 30 other cities. Additional service is offered between Gulfport/Biloxi, Mississippi, Dallas/Forth Worth and Houston (Hobby), Texas as well as Fort Lauderdale and Tampa, Florida and Minneapolis/St. Paul and Chicago.

     We commenced operations in 1993 as ValuJet Airlines, Inc. ("ValuJet") with two DC-9 aircraft serving three cities from Atlanta with eight flights per day. In 1995, ValuJet became a wholly-owned subsidiary of ValuJet, Inc. Our operations were interrupted by the suspension of our service on June 17, 1996, resuming on September 30, 1996 with limited operations.

     We changed our name to "AirTran Holdings, Inc." ("Holdings"), and ValuJet Airlines, Inc. changed its name to "AirTran Airlines, Inc." ("Airlines") in connection with our acquisition of Airways Corporation and its subsidiary, AirTran Airways, Inc. ("Airways"), in November 1997. As part of that transaction, Airways became our wholly-owned subsidiary. From November 1997 until April 1998, we operated under the FAA operating certificates of both Airlines and Airways. Since April 1998, all of our airline operations have been conducted under the Airways operating certificate. The Airlines operating certificate was extinguished in August 1998. In August 1999, Airlines merged with and into Airways and our principal operating subsidiary now does business as "AirTran Airways."

     Our principal executive offices are located at 9955 AirTran Boulevard, Orlando, Florida 32827, and our telephone number is (407) 251-5600. We maintain an Internet site at http://www.airtran.com. The reference to our web address does not constitute incorporation by reference of the information contained at the site.

                                USE OF PROCEEDS

     Except as we may otherwise state in any prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, including the retirement of debt, additions to working capital and capital expenditures.

                      RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges is computed by dividing fixed charges into net earnings before income taxes, plus fixed charges less interest capitalized during the period and plus amortization of interest amortized in prior periods. Fixed charges include interest costs, including interest capitalized during the period, and the estimated interest component of rent expense.

                                Years Ended December 31,                                      Three Months Ended
  --------------------------------------------------------------------------------------
     1995             1996              1997               1998               1999               March 31, 2000
  ------------    --------------    -------------     ---------------    ---------------   --------------------------
     11.0             (1)               (1)                 (1)               (1)                    1.2

     ------------------------

          (1) For the years ended December 31, 1996, 1997, 1998 and 1999, our earnings were insufficient to cover fixed charges by $67.1 million, $121.0 million, $44.1 million and $103.4 million, respectively.

                         DESCRIPTION OF CAPITAL STOCK

     The following description of our capital stock is not complete and is qualified in its entirety by reference to our articles of incorporation and bylaws and to any certificate of designations that we file with the Securities and Exchange Commission if we offer preferred stock under this prospectus. We have filed a copy of our articles of incorporation as an exhibit to the registration statement of which this prospectus is part.

General

     Our authorized capital stock consists of

     .   1,000,000,000 shares of common stock, par value $0.001 per share, and

     .   5,000,000 shares of preferred stock, par value $0.01 per share.

     As of July 13, 2000, 65,739,847 shares of our common stock and no shares of our preferred stock were issued and outstanding.

Common Stock

     Voting Rights

     The holders of our common stock are entitled to one vote per share on all matters to be voted on by stockholders. Holders of shares of our common stock are not entitled to cumulate their votes in the election of directors.

     Generally, all matters to be voted on by our stockholders must be approved by a majority (or, in the case of the election of directors, by a plurality) of the votes entitled to be cast by all of our common stockholders, subject to any voting rights granted to any of the holders of our preferred stock.

     Dividends

     Holders of our common stock will share in an equal amount per share in any dividend declared by our board of directors, subject to any preferential rights of any of our outstanding preferred stock.

     Other Rights

     On our liquidation, dissolution or winding up, after payment in full of any amounts we must pay to any creditors and any holders of our preferred stock, all of our common stockholders are entitled to share ratably in any assets available for distribution to our common stockholders.

     No shares of our common stock are subject to redemption or have preemptive rights to purchase additional shares of our common stock.

Preferred Stock

     As of the date of this prospectus, no shares of preferred stock are outstanding. Our board of directors may authorize the issuance of preferred stock in one or more series and may determine, with respect to any series, the designations, powers, preferences and rights of that series, and the qualifications, limitations and restrictions of that series, including:

     .    the designation of the series;

     . the number of shares of the series, which number may thereafter be increased or decreased by our board of directors (but not below the number of shares of that series then outstanding);

     . whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

     . the conditions under which and the dates upon which dividends will be payable, and the relation which those dividends will bear to the dividends payable on any other class or classes of stock;

     . the redemption rights and price or prices, if any, for shares of the series;

     . the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

     . the amounts payable on and the preferences of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company;

     . whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of that other class or series or that other security, the conversion price or prices or rate or rates, any adjustments to that price or those prices or that rate or those rates, the date or dates as of which those shares will be convertible and all other terms and conditions upon which the conversion may be made;

     . restrictions on the issuance of shares of the same series or of any other class or series; and

     .    the voting rights, if any, of the holders of shares of that series.

     We believe that the ability of our board of directors to issue one or more series of preferred stock will provide us with flexibility in structuring possible future financings and in meeting other corporate needs that might arise. Our authorized shares of preferred stock will be available for issuance without further action by our stockholders, unless that action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The American Stock Exchange currently requires stockholder approval as a prerequisite to listing shares in several instances, including the sale or issuance of common stock equal to 20% or more of presently outstanding stock for less than the greater of book or market value.

     Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors may decide to issue those shares based on its judgment as to the best interests of our company and our stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage a potential acquiror from making an unsolicited and unwanted acquisition attempt through which that acquiror may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of that stock.

Business Combination Statute

     We are subject to Section 78.438 of the Nevada Revised Statutes (referred to as the NRS) which restricts certain business combinations between our company and an "interested stockholder" or its affiliates or associates for three years after the stockholder becomes an "interested stockholder." An "interested stockholder" is, in general, a stockholder that owns 10% or more of a corporation's outstanding voting stock. The restrictions do not apply if our board of directors approved the transaction that caused an interested stockholder to become an interested stockholder. Although we may elect to exclude our company from the restrictions imposed by Section 78.438 of the NRS, our articles of incorporation do not currently exclude us from those restrictions.

Articles of Incorporation and Bylaw Provisions

     The summary set forth below describes certain provisions of our articles of incorporation and bylaws. The summary is qualified in its entirety by reference to the provisions of our articles of incorporation and bylaws, copies of which we have filed as exhibits to the registration statement of which this prospectus forms a part.

     Some of the provisions of our articles of incorporation and bylaws discussed below may have the effect, either alone or in combination with the provisions of Section 78.438 discussed above, of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt that is opposed by our board of directors but that a stockholder might consider to be in its best interest.

     Stockholder Action by Written Consent; Special Meetings

     Under the NRS and our articles of incorporation, any action required or permitted to be taken at a meeting of our stockholders may be taken without a meeting if a written consent is signed by stockholders holding at least a majority or other proportion of the voting power necessary to authorize or take the action.

     Our bylaws provide that special meetings of stockholders may be called at any time by either a majority of our board of directors or by stockholders holding not less than 25% of the voting power. Business transacted at all special meetings must be confined to the objects stated in the calling of the meeting. A written request to our President or Secretary will cause either of them to give notice to our stockholders entitled to vote at the special meeting within 30 days after delivery of the request. The request may fix the time of meeting and contents of the notice. The notice must specify the place, day, hour and purpose for calling the meeting and must be sent to stockholders not less than 10 days nor more than 60 days before the meeting, except where the meeting is for the purpose of approving a merger or consolidation agreement, in which case notice must be given not less than 20 days prior to the meeting.

     Amendments

     The NRS requires that any amendment to the provisions of our articles of incorporation must be approved by the holders of at least a majority of the outstanding common stock. Our bylaws provide that our board of directors may amend our bylaws.

Listing

     Our common stock trades on the American Stock Exchange under the symbol "AAI." We will list any shares of our common stock sold under this prospectus on the American Stock Exchange.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is First Union National Bank, Charlotte, North Carolina.

                        DESCRIPTION OF DEBT SECURITIES

     The following description summarizes some of the general terms and conditions of the debt securities that we may issue under this prospectus. We will describe the particular terms of any debt securities that we offer and the extent to which the general provisions below will apply to those debt securities in a prospectus supplement relating to those debt securities.

     We will issue these debt securities under an indenture. A trustee under the indenture will be named prior to the offering of any debt securities. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The debt securities will be subject to all those terms, and we refer the holders of the debt securities to the indenture and the Trust Indenture Act for a statement of those terms. Unless we otherwise indicate, capitalized terms have the meanings given them in the indenture. Unless we tell you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

     The applicable prospectus supplement will specify whether the debt securities we issue will be senior, senior subordinated or subordinated (including, if applicable, junior subordinated) debt. The debt securities may be convertible into shares of our preferred stock or common stock or other securities or may be issued as part of units of debt securities and other securities that we may offer under this prospectus. If we issue debt securities as part of units consisting of debt securities and other securities we may issue under this prospectus or in exchange for shares of our preferred stock, we will describe any applicable material federal income tax consequences to holders in the applicable prospectus supplement.

     The following summary of various provisions of the indenture and the debt securities is not complete.

General

     The indenture will not limit the amount of additional indebtedness that we or any of our subsidiaries may incur, except as we may provide in the applicable prospectus supplement. The debt securities will be senior or subordinated obligations as described in the applicable prospectus supplement.

     We will indicate in the applicable prospectus supplement the following terms of and information concerning any debt securities we issue (to the extent those terms apply to those debt securities and have not been otherwise described):

     .    the specific title, aggregate principal amount, denomination and form;

     . the date of maturity (or the method by which that date may be determined or extended);

     . any interest rate or rates, whether fixed or floating (or the method by which that rate or those rates will be determined);

     . the date from which interest will accrue (or the method by which that date may be determined or reset), the dates on which that interest will be payable and the record date for any interest payable on the interest payment date and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

     . the place or places where the principal of and any premium and any interest on the debt securities will be payable, or where those debt securities may be surrendered for registration of transfer or exchange, if not the corporate trust office of the trustee for those debt securities;

     . the portion of the principal amount of debt securities of the series payable upon certain declarations of acceleration or the method by which that portion shall be determined;

     . the denominations and the currency, currencies, currency units or composite currencies in which the debt securities will be issuable;

     . the currency, currencies, currency units or composite currencies in which payments on the debt securities will be made, if not U.S. dollars;

     . whether the debt securities are senior debt securities or subordinated debt securities, and if subordinated debt securities, the terms of the subordination;

     . any redemption, repayment or sinking fund provisions, including the period or periods within which, the currency, currencies, currency units or composite currencies in which and the other terms and conditions upon which we may redeem the debt securities;

     . the ability of a holder of a debt security to renew or extend the maturity of all or any portion of a debt security;

     . whether the debt securities are convertible into or exchangeable for our common stock or preferred stock or other securities and the terms of the security into which they are convertible or exchangeable (see "Description of Capital Stock"), the conversion price or exchange ratio, other terms related to conversion and exchange and any anti-dilution protections;

     . whether the debt securities will be sold as part of units consisting of debt securities and other securities that we may offer under this prospectus;

     . if the amount of payments of principal of or any premium or interest on any debt securities of the series may be determined by reference to an index, formula or other method, the index, formula or other method by which those amounts will be determined;

     . whether and by what method the debt securities of the series (or certain covenants under the related indenture) may be defeased and discharged by us;

     . whether the debt securities of the series shall be issued in whole or in part as book-entry securities;

     . whether additional debt securities of the series may be issued following the initial issuance of the debt securities of the series;

     .    any applicable material federal income tax consequences; and

     . any other material specific terms of the debt securities, including any material additional events of default or covenants provided for and any material terms that may be required by or advisable under applicable laws or regulations.

Payment of Principal, Premium and Interest

     Unless otherwise indicated in an applicable prospectus supplement, principal of and premium, if any, and interest, if any, on the debt securities will be payable, and the debt securities will be exchangeable and transfers of debt securities will be registrable, at the office of the trustee, which will be provided in the applicable prospectus supplement. At our option, however, payment of interest may be made by:

     . wire transfer on the date of payment in immediately available funds or next day funds to an account specified by written notice to the trustee from any holder of debt securities;

     . any similar manner that the holder may designate in writing to the trustee; or

     . check mailed to the address of the holder as it appears in the security register.

     Any payment of principal and premium, if any, and interest, if any, required to be made on a day that is not a business day need not be made on that day, but may be made on the next succeeding business day with the same force and effect as if made on the non-business day. No interest will accrue for the period from and after the non-business day.

     Unless otherwise indicated in the prospectus supplement relating to the particular series of debt securities, we will issue the debt securities only in fully registered form, without coupons, in denominations of $1,000 or any multiple of $1,000. We will not require a service charge for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Original Issue Discount Securities

         Debt securities may be issued under the indenture as original issue discount securities to be offered and sold at a substantial discount from their stated principal amount. An original issue discount security under the indenture includes any security which provides for an amount less than its principal amount to be due and payable upon a declaration of acceleration upon the occurrence of an event of default. In addition, under regulations of the U.S. Treasury Department it is possible that debt securities which are offered and sold at their stated principal amount would, under certain circumstances, be treated as issued at an original issue discount for federal income tax purposes, and special rules may apply to debt securities and warrants which are considered to be issued as "investment units." Federal income tax consequences and other special considerations applicable to any such original issue discount securities, or other debt securities treated as issued at an original issue discount, and to "investment units" will be described in the applicable prospectus supplement.

Book-Entry Debt Securities

         The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depository or its nominee identified in the prospectus supplement relating to the debt securities. In this case, one or more global securities will be issued in a denomination or total denominations equal to the portion of the total principal amount of outstanding debt securities to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depository for the global security to a nominee of the depository and except in the circumstances described in the prospectus supplement relating to the debt securities. We will describe in the applicable prospectus supplement the terms of any depository arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Redemption

         If and to the extent we provide in the applicable prospectus supplement, we will have the right to redeem the debt securities, in whole or from time to time in part, after the date and at the redemption prices set forth in the applicable prospectus supplement.

Events of Default

         The indenture defines an event of default for the debt securities of any series as:

         . failure to pay principal (or premium) on any debt security of that series when due (after a 30 day grace period);

         . failure to pay interest on any debt security of that series within 30 days of the date when due;

         . failure to deposit any sinking fund payment when due for that series;

         . failure to perform for 90 days after notice any of the other covenants in the indenture;

         .   certain events of bankruptcy, insolvency or reorganization; and

         . any other event of default provided for debt securities of that series.

         The indenture provides that if any event of default affecting outstanding debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount of those debt securities as specified by their terms) of all debt securities of that series to be due and payable immediately. However, under certain circumstances the holders of a majority in principal amount of the outstanding debt securities of that series on behalf of the holders of all debt securities of that series may annul a declaration and waive past defaults (except, unless previously cured, a default in payment of principal of or any premium or any interest on the debt securities of that series and other specified defaults).

         We refer you to the prospectus supplement relating to each series of debt securities that are original issue discount securities for the particular provisions regarding acceleration of the maturity of a portion of the principal amount of those original issue discount securities if an event of default occurs and continues.

         The indenture contains a provision entitling the trustee, subject to its duty to act with the required standard of care during a default under any series of debt securities, to be indemnified by the holders of debt securities of that series before exercising any right or power under the indenture at the request of the holders of the debt securities of that series.

         The indenture provides that no holder of debt securities of any series may institute proceedings, judicial or otherwise, to enforce the indenture except if the trustee fails to act for 60 days after it receives a written request to enforce the indenture by the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of that series and an offer of reasonable indemnity. This provision will not prevent any holder of debt securities from enforcing payment of the principal of and any premium and interest on those debt securities when due. The holders of a majority in aggregate principal amount of the debt securities of any series outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on it with respect to those debt securities. However, the trustee may refuse to follow any direction that it determines would be illegal or would conflict with the indenture or involve it in personal liability or which would unjustly prejudice holders of the debt securities of that series not joining the proceeding.

         The indenture provides that the trustee will, within 90 days after a default occurs that affects the outstanding debt securities of any series, give to the holders of those debt securities notice of that default, unless that default has been cured or waived. Except in the case of a default in the payment of principal of, or any premium or interest on, any debt securities or payment of any sinking fund installment, the trustee will be protected in withholding of that notice if it determines in good faith that the withholding of that notice is in the interest of the holders of the debt securities of that series.

         We will be required to file with the trustee annually an officers' certificate as to the absence of certain defaults under the terms of the indenture.

Defeasance of Debt Securities or Selected Covenants

         Defeasance and Discharge. Unless we otherwise indicate in the applicable prospectus supplement, the debt securities of any series will provide that we will be discharged from all obligations under the debt securities of that series (except for obligations to register the transfer or exchange of debt securities of that series, to replace stolen, lost or mutilated debt securities of that series, to maintain paying agencies and to hold moneys for payment in trust) once we deposit with the trustee, in trust, money and/or U.S. government obligations, which through the payment of interest and principal, will provide a sufficient amount of money to pay and discharge the principal of (and any premium) and any interest on, and any mandatory sinking fund payments that apply to, the debt securities of that series on the stated maturity of those payments. This discharge may occur only if, among other things, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the IRS a ruling, or there has been a change in tax law, that would cause the discharge not to be deemed, or result in, a taxable event for the holders of the debt securities of that series.

         Defeasance of Selected Covenants. Unless we otherwise provide in the applicable prospectus supplement, the debt securities of any series will permit us not to comply with some restrictive covenants, including those relating to consolidation and merger in the indenture, if we satisfy certain conditions. We will be able to defease those covenants if, among other things:

         . we deposit with the trustee money and/or U.S. government obligations, which, through the payment of interest and principal, will provide a sufficient amount of money to pay the principal of (and any premium) and any interest on, and any mandatory sinking fund payments applicable to, the debt securities of that series on the stated maturity of those payments; and

         . we deliver to the trustee an opinion of counsel stating that the deposit and related covenant defeasance will not cause the holders of the debt securities of that series to recognize income, gain or loss for federal income tax purposes.

         If we elect to defease the covenants of a series of debt securities and subsequently those debt securities are declared due and payable because an event of default has occurred, the amount of money and/or U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on those debt securities at their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration. However, we will remain liable for those payments.

         We will state in the prospectus supplement for any particular series of debt securities if any defeasance provisions will apply to those debt securities.

Modification of the Indenture and Waiver of Covenants

         The indenture permits us and the trustee, with the consent of the holders of at least a majority in principal amount of outstanding debt securities of each series affected, to execute supplemental indentures adding provisions to or changing or eliminating provisions of the indenture or modifying the rights of the holders of outstanding debt securities of that series, except that no supplemental indenture may, without the consent of the holder of each outstanding debt security affected:

         . change the stated maturity, or reduce the principal amount, any premium on or the rate of payment of any interest on, of any debt security of any series;

         . reduce the principal amount of, or the premium, if any, or, except as otherwise provided in the prospectus supplement, interest on, any debt security, including in the case of an original issue discount security the amount payable upon acceleration of the maturity;

         . change the place or currency of payment of principal of, premium, if any, or interest on any debt security;

         . impair the right to institute suit for the enforcement of any payment on any debt security on or at the stated maturity thereof, or in the case of redemption, on or after the redemption date; or

         . reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

         The indenture also allows us not to comply with certain covenants in the indenture upon waiver by the holders of a majority in principal amount of outstanding debt securities of the series affected.

Consolidation, Merger and Sale of Assets

         The indenture allows us, without the consent of the holders of any of the outstanding debt securities, to consolidate with or merge into any other person or transfer or lease our assets substantially as an entirety to any person if:

         . the successor is a corporation organized under the laws of any domestic jurisdiction;

         . the successor corporation assumes our obligations on the debt securities and under the indenture; and

         . after giving effect to the transaction no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing.

Governing Law

         Unless we otherwise specify in the applicable prospectus supplement, the indenture for the debt securities and the debt securities will be governed by New York law.

                             PLAN OF DISTRIBUTION

         We may sell securities issuable under this prospectus to or through one or more underwriters or dealers and also may sell those securities directly to institutional investors or other purchasers, or through agents.

         We may distribute the securities periodically in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices.

         In connection with the sale of any securities under this prospectus, underwriters or agents may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of those securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any of those underwriters or agents will be identified, and any compensation received from us will be described, in the related prospectus supplement.

         Under agreements that we may enter into, underwriters and agents who participate in the distribution of securities issuable under this prospectus may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.

         If we so indicate in the related prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by some institutions to purchase securities from us under contracts providing for payment and delivery on a future date. Institutions with whom we would enter into those contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under a contract will be subject to the condition that the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and those other agents will not have any responsibility as to the validity or performance of those contracts.

         If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and some selling group members to bid for and purchase the securities. As an exception to these rules, underwriters may engage in some transactions that stabilize the price of the securities. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

         If any underwriters create a short position in the securities in connection with any offering, that is, if they sell more securities than are set forth on the cover page of any prospectus supplement accompanying this prospectus, the underwriters may reduce that short position by purchasing securities in the open market.

         Underwriters may also impose a penalty bid on some selling group members. This means that if the underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the selling group members that sold those securities as part of that offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resales of the securities.

         Some of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of business.

         The securities we sell under this prospectus may or may not be listed on a national securities exchange (other than our common stock, which is listed on the Nasdaq National Market). We will list on the Nasdaq National Market any shares of our common stock sold under a prospectus supplement to this prospectus, subject to official notice of issuance. We can not assure you that there will be an active trading market for any of the securities sold under this prospectus.

                                 LEGAL MATTERS

         The validity of the securities issuable under this prospectus will be passed upon for us by Smith, Gambrell & Russell, LLP, Atlanta, Georgia.

                                    EXPERTS

         The consolidated financial statements and schedule appearing in AirTran's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all the securities offered under this prospectus are sold. This prospectus is part of the registration statement we filed with the SEC.

         1.   Annual Report on Form 10-K for the year ended December 31, 1999.

         2.   Quarterly Report on Form 10-Q for the quarter ended March 31,
              2000.

         3.   Definitive Proxy Statement filed with the SEC on April 6, 2000.

         4.   Current Report on Form 8-K, date of filing:  July 14, 2000.

         You may request a copy of these filings, at no cost, by writing or telephoning us at 9955 AirTran Boulevard, Orlando, Florida 32827, telephone
(407) 251-5600, Attention: Investor Relations.

                          FORWARD-LOOKING STATEMENTS

         This prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained or incorporated by reference in this prospectus, including statements regarding our competitive strengths, business strategy, future financial position, budgets, projected costs and plans and objectives of management are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "should," "intend," "estimate," "anticipate," "believe," "continue" or similar terminology. We can give no assurance that the expectations reflected in forward-looking statements will prove to have been correct. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of factors including those set forth under the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 1999 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the factors we disclose that could cause our actual results to differ materially from our expectations. We undertake no obligation to update publicly or revise any forward-looking statements.

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

          SEC registration fee                          $     79,200
          NASD fee                                                **
          Amex listing fees                                       **
          Blue sky fees and expenses                              **
          Legal fees and expenses                                 **
          Accounting fees and expenses                            **
          Printing and engraving expenses                         **
          Trustees' fees and expenses                             **
          Rating agency fees                                      **
          Miscellaneous                                           **
                                                        ------------
Total                                                   $         **
                                                        ============

--------------

* Except for the SEC registration fee and the NASD fee, all of the foregoing expenses have been estimated.
**  To be provided by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Articles of Incorporation of AirTran Holdings, Inc. (the "Company") provide that directors of the Company will not be personally liable for monetary damages to the Company for certain breaches of their fiduciary duty as directors to the fullest extent allowable by Nevada law. Under current Nevada law, directors would remain liable for: (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, and (ii) approval of certain illegal dividends or redemptions. In appropriate circumstances, equitable remedies or nonmonetary relief, such as an injunction, will remain available to a stockholder seeking redress from any such violation. In addition, the provision applies only to claims against a director arising out of his role as a director and not in any other capacity (such as an officer or employee of the Company).

     The Company also has the obligation, pursuant to the Company's Bylaws, to indemnify any director or officer of the Company for all expenses incurred by them in connection with any legal action brought or threatened against such person for or on account of any action or omission alleged to have been committed while acting in the course and scope of the person's duties, if the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to criminal actions, had no reasonable cause to believe the person's conduct was unlawful, provided that such indemnification is made pursuant to then existing provisions of Nevada Revised Statutes at the time of any such indemnification.

ITEM 16.  EXHIBITS

1.1*   --Form of Underwriting Agreement (for equity securities)

1.2*   --Form of Underwriting Agreement (for debt securities)

4.1 --Articles of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form S-4 (Registration No. 33-95232))

4.2 --Bylaws of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 0-26914))

4.3    --Specimen Certificate representing Common Stock

4.4**  --Specimen Certificate representing Preferred Stock

4.5 --Form of Indenture between the Company and trustee, providing for the issuance of debt securities

5.1 --Opinion of Smith, Gambrell & Russell, LLP, as to the legality of the securities being offered

8.1**  --Opinion of Smith, Gambrell & Russell, LLP, as to certain tax matters

12.1   --Statement regarding computation of ratio of earnings to fixed charges

23.1   --Consent of Ernst & Young LLP

23.2   --Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 5.1)

23.3** --Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 8.1)

24     --Powers of Attorney relating to subsequent amendments (included on page II-5)

25.1** --Statement of Eligibility of Trustee on Form T-1

-----------------

* To be filed as an exhibit to a Current Report on Form 8-K of the Company at such time as an underwritten issuance of such securities is contemplated.
**  To be filed by amendment.

ITEM 17. UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, AIRTRAN HOLDINGS, INC. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 11th day of July, 2000.

                                        AIRTRAN HOLDINGS, INC.



                                        By:/s/ Robert L. Fornaro
                                           -------------------------------------
                                           Robert L. Fornaro
                                           Chief Financial Officer

                               POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Fornaro, Steven A. Rossum and Leslie C. Head his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and any registration statement related to the offering contemplated by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                         TITLE                            DATE
---------                         -----                            ----


/s/  Joseph B. Leonard            Chairman, President and          July 11, 2000
-----------------------------
Joseph B. Leonard                 Chief Executive Officer
                                  (Principal Executive Officer)


/s/  Robert L. Fornaro            Chief Financial Officer          July 11, 2000
-----------------------------
Robert L. Fornaro                 (Principal Accounting Officer)

/s/  William J. Usery               Director                      July 11, 2000
-----------------------------
William J. Usery


/s/  Don L. Chapman                 Director                      July 11, 2000
-----------------------------
Don L. Chapman


/s/  John K. Elingboe               Director                      July 11, 2000
-----------------------------
John K. Elingboe


/s/  Lewis H. Jordan                Director                      July 11, 2000
-----------------------------
Lewis H. Jordan


/s/  Robert L. Priddy               Director                      July 11, 2000
-----------------------------
Robert L. Priddy


/s/  Robert A. Swenson              Director                      July 11, 2000
-----------------------------
Robert A. Swenson

                                 EXHIBIT INDEX

1.1*   --Form of Underwriting Agreement (for equity securities)

1.2*   --Form of Underwriting Agreement (for debt securities)

4.1 --Articles of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form S-4 (Registration No. 33-95232))

4.2 --Bylaws of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 0-26914))

4.3    --Specimen Certificate representing Common Stock

4.4**  --Specimen Certificate representing Preferred Stock

4.5 --Form of Indenture between the Company and trustee, providing for the issuance of debt securities

5.1 --Opinion of Smith, Gambrell & Russell, LLP, as to the legality of the securities being offered

8.1**  --Opinion of Smith, Gambrell & Russell, LLP, as to certain tax matters

12.1   --Statement regarding computation of ratio of earnings to fixed charges

23.1   --Consent of Ernst & Young LLP

23.2   --Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 5.1)

23.3** --Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 8.1)

24     --Powers of Attorney relating to subsequent amendments (included on page
         II-5)

25.1** --Statement of Eligibility of Trustee on Form T-1


------------------
* To be filed as an exhibit to a Current Report on Form 8-K of the Company at such time as an underwritten issuance of such securities is contemplated.
**   To be filed by amendment.